Exhibit 99.1

Media Relations	Consolidated Edison, Inc.
212 460 4111 (24 hours)	4 Irving Place
New York, NY 10003
www.conEdison.com

FOR IMMEDIATE RELEASE	Contact: Allan Drury
August 5, 2021	212-460-4111

CON EDISON REPORTS 2021 SECOND QUARTER EARNINGS

NEW YORK - Consolidated Edison, Inc. (Con Edison) (NYSE: ED) today reported 2021 second quarter net income for common stock of $165 million or $0.48 a share compared with $190 million or $0.57 a share in the 2020 second quarter. Adjusted earnings were $182 million or $0.53 a share in the 2021 period compared with $201 million or $0.60 a share in the 2020 period. Adjusted earnings and adjusted earnings per share in the 2021 period exclude the impact of the impairment loss related to Con Edison's investment in Stagecoach Gas Services LLC (Stagecoach) and the loss from the sale of a renewable electric production project. Adjusted earnings and adjusted earnings per share in the 2021 and 2020 periods exclude the effects of hypothetical liquidation at book value (HLBV) accounting for tax equity investments in certain renewable and sustainable electric production projects of Con Edison Clean Energy Businesses, Inc. (the Clean Energy Businesses) and the net mark-to-market effects of the Clean Energy Businesses.

For the first six months of 2021, net income for common stock was $584 million or $1.70 a share compared with $565 million or $1.69 a share in the first six months of 2020. Adjusted earnings were $673 million or $1.95 a share in the 2021 period compared with $652 million or $1.95 a share in the 2020 period. Adjusted earnings and adjusted earnings per share in the 2021 period exclude the impact of the impairment losses related to Con Edison's investment in Stagecoach and the loss from the sale of a renewable electric production project. Adjusted earnings and adjusted earnings per share in the 2021 and 2020 periods exclude the effects of HLBV accounting for tax equity investments in certain renewable and sustainable electric production projects of the Clean Energy Businesses and the net mark-to-market effects of the Clean Energy Businesses.

“Our financial results for the quarter reflect the impact of several adverse weather events that we successfully managed. We continued to make progress on building smarter, more resilient energy infrastructure and transitioning to a clean energy future,” said Timothy P. Cawley, the president and chief executive of Con Edison. “We announced New York City’s first curbside electric vehicle chargers and won approval for the largest battery system in New York State at the site of a shuttered fossil fuel plant. Meanwhile, the women and men of Con Edison continue to remain focused on providing safe and reliable service to our customers.”

For the year of 2021, Con Edison reaffirmed its previous forecast of adjusted earnings per share to be in the range of $4.15 to $4.35 per share. Adjusted earnings per share exclude the impact of the impairment losses related to Con Edison's investment in Stagecoach ($(0.43) a share after-tax), the loss from the sale of a renewable electric production project ($(0.01) a share after-tax), the effects of HLBV accounting for tax equity investments in certain renewable and sustainable electric production projects of the Clean Energy Businesses (approximately $0.29 a share after-tax) and the net mark-to-market effects of the Clean Energy Businesses, the amount of which will not be determinable until year end.

See Attachment A to this press release for a reconciliation of Con Edison’s reported earnings per share to adjusted earnings per share and reported net income for common stock to adjusted earnings for the three and six months ended June 30, 2021 and 2020. See Attachments B and C for the estimated effect of major factors resulting in variations in earnings per share and net income for common stock for the three and six months ended June 30, 2021 compared to the 2020 period.

The company's 2021 Second Quarter Form 10-Q is being filed with the Securities and Exchange Commission. A second quarter 2021 earnings release presentation will be available at www.conedison.com. (Select "For Investors" and then select "Press Releases.")

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CON EDISON REPORTS 2021 SECOND QUARTER EARNINGS	page 2

This press release contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements of future expectations and not facts. Words such as "forecasts," "expects," "estimates," "anticipates," "intends," "believes," "plans," "will," "target," "guidance" and similar expressions identify forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and accordingly speak only as of that time.

Actual results or developments might differ materially from those included in the forward-looking statements because of various factors such as those identified in reports Con Edison has filed with the Securities and Exchange Commission, including that Con Edison's subsidiaries are extensively regulated and are subject to penalties; its utility subsidiaries' rate plans may not provide a reasonable return; it may be adversely affected by changes to the utility subsidiaries' rate plans; the failure of, or damage to, its subsidiaries' facilities could adversely affect it; a cyber-attack could adversely affect it; the failure of processes and systems and the performance of employees and contractors could adversely affect it; it is exposed to risks from the environmental consequences of its subsidiaries' operations, including increased costs related to climate change; a disruption in the wholesale energy markets or failure by an energy supplier or customer could adversely affect it; it has substantial unfunded pension and other postretirement benefit liabilities; its ability to pay dividends or interest depends on dividends from its subsidiaries; it requires access to capital markets to satisfy funding requirements; changes to tax laws could adversely affect it; its strategies may not be effective to address changes in the external business environment; it faces risks related to health epidemics and other outbreaks, including the COVID-19 pandemic; and it also faces other risks that are beyond its control. Con Edison assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

This press release also contains financial measures, adjusted earnings and adjusted earnings per share, that are not determined in accordance with generally accepted accounting principles in the United States of America (GAAP). These non-GAAP financial measures should not be considered as an alternative to net income for common stock or net income per share, respectively, each of which is an indicator of financial performance determined in accordance with GAAP. Adjusted earnings and adjusted earnings per share exclude from net income for common stock and net income per share, respectively, certain items that Con Edison does not consider indicative of its ongoing financial performance such as the impairment losses related to Con Edison's investment in Stagecoach, loss from the sale of a renewable electric production project, the effects of the Clean Energy Businesses' HLBV accounting for tax equity investors in certain renewable and sustainable electric production projects and mark-to-market accounting. Management uses these non-GAAP financial measures to facilitate the analysis of Con Edison's financial performance as compared to its internal budgets and previous financial results and to communicate to investors and others Con Edison's expectations regarding its future earnings and dividends on its common stock. Management believes that these non-GAAP financial measures are also useful and meaningful to investors to facilitate their analysis of Con Edison's financial performance.

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CON EDISON REPORTS 2021 SECOND QUARTER EARNINGS	page 3

Consolidated Edison, Inc. is one of the nation's largest investor-owned energy-delivery companies, with approximately $12 billion in annual revenues and $63 billion in assets. The company provides a wide range of energy-related products and services to its customers through the following subsidiaries: Consolidated Edison Company of New York, Inc. (CECONY), a regulated utility providing electric service in New York City and New York’s Westchester County, gas service in Manhattan, the Bronx, parts of Queens and parts of Westchester, and steam service in Manhattan; Orange and Rockland Utilities, Inc. (O&R), a regulated utility serving customers in a 1,300-square-mile-area in southeastern New York State and northern New Jersey; Con Edison Clean Energy Businesses, Inc., the second-largest solar developer in the United States and the seventh-largest worldwide, which, through its subsidiaries develops, owns and operates renewable and sustainable energy infrastructure projects and provides energy-related products and services to wholesale and retail customers; and Con Edison Transmission, Inc., which falls primarily under the oversight of the Federal Energy Regulatory Commission and through its subsidiaries invests in electric transmission projects supporting its parent company’s effort to transition to clean, renewable energy. Con Edison Transmission manages, through joint ventures, both electric and gas assets while seeking to develop electric transmission projects that will bring clean, renewable electricity to customers, focusing on New York, New England, the Mid-Atlantic states and the Midwest.

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Attachment A

	For the Three Months Ended				For the Six Months Ended
	June 30,				June 30,
	Earnings per Share		Net Income for Common Stock (Millions of Dollars)		Earnings per Share		Net Income for Common Stock (Millions of Dollars)
	2021	2020	2021	2020	2021	2020	2021	2020
Reported earnings per share (basic) and net income for common stock (GAAP basis)	$0.48	$0.57	$165	$190	$1.70	$1.69	$584	$565

Loss from sale of a renewable electric production project (pre-tax)	0.01	—	4	—	0.01	—	4	—
Income taxes (a)	—	—	(1)	—	—	—	(1)	—
Loss from sale of a renewable electric production project (net of tax)	0.01	—	3	—	0.01	—	3	—
Impairment loss related to investment in Stagecoach (pre-tax)	0.11	—	39	—	0.62	—	211	—
Income taxes (b)	(0.03)	—	(12)	—	(0.19)	—	(64)	—
Impairment loss related to investment in Stagecoach (net of tax)	0.08	—	27	—	0.43	—	147	—
HLBV effects of the Clean Energy Businesses (pre-tax)	(0.14)	0.04	(47)	12	(0.14)	0.10	(45)	29
Income taxes (c)	0.04	(0.01)	14	(3)	0.04	(0.03)	14	(7)
HLBV effects of the Clean Energy Businesses (net of tax)	(0.10)	0.03	(33)	9	(0.10)	0.07	(31)	22
Net mark-to-market effects of the Clean Energy Businesses (pre-tax)	0.08	—	27	3	(0.12)	0.26	(40)	86
Income taxes (d)	(0.02)	—	(7)	(1)	0.03	(0.07)	10	(21)
Net mark-to-market effects of the Clean Energy Businesses (net of tax)	0.06	—	20	2	(0.09)	0.19	(30)	65

Adjusted earnings per share and adjusted earnings (non-GAAP basis)	$0.53	$0.60	$182	$201	$1.95	$1.95	$673	$652
(a)The amount of income taxes was calculated using a combined federal and state income tax rate of 26% for the three and six months ended June 30, 2021.
(b)The amount of income taxes was calculated using a combined federal and state income tax rate of 30% for the three and six months ended June 30, 2021.
(c)The amount of income taxes was calculated using a combined federal and state income tax rate of 31% for the three and six months ended June 30, 2021 and a combined federal and state income tax rate of 25% and 24% for the three and six months ended June 30, 2020, respectively.
(d)The amount of income taxes was calculated using a combined federal and state income tax rate of 24% and 26% for the three and six months ended June 30, 2021, respectively, and a combined federal and state income tax rate of 25% and 24% for the three and six months ended June 30, 2020, respectively.

Attachment B

Variation for the Three Months Ended June 30, 2021 vs. 2020
	Net Income for Common Stock (Net of Tax) (Millions of Dollars)	Earnings per Share
CECONY (a)
Deferral of increases to reserve for uncollectibles associated with the Coronavirus Disease (COVID-19) pandemic began in the third quarter of 2020	$11	$0.03
Higher electric rate base	8	0.02
Higher gas rate base	4	0.01
Higher healthcare costs	(19)	(0.06)
Higher costs related to heat events	(7)	(0.02)
Weather impact on steam revenues	(6)	(0.02)
Lower Employee Retention Tax Credit received under the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) in 2021	(3)	(0.01)
Lower purchase of receivables discount revenue in 2021	(2)	(0.01)
Lower Earnings Adjustment Mechanisms recorded in 2021	(2)	(0.01)
Dilutive effect of stock issuances	—	(0.01)
Other	(8)	—
Total CECONY	(24)	(0.08)
O&R (a)
Other	2	—
Total O&R	2	—
Clean Energy Businesses
Higher revenues	68	0.20
HLBV effects	45	0.13
Gain on sale of a renewable electric project	4	0.01
Higher operations and maintenance expenses	(62)	(0.18)
Net mark-to-market effects of the Clean Energy Businesses	(18)	(0.06)
Loss from sale of a renewable electric production project	(3)	(0.01)
Total Clean Energy Businesses	34	0.09
Con Edison Transmission
Impairment loss on Stagecoach	(28)	(0.08)
Foregoing Allowance for Funds Used During Construction income starting in January 2021 until significant construction resumes on the Mountain Valley Pipeline	(11)	(0.03)
Other	4	0.02
Total Con Edison Transmission	(35)	(0.09)
Other, including parent company expenses
HLBV tax effects	(3)	—
Impairment tax benefit on Stagecoach	1	—
Other	—	(0.01)
Total Other, including parent company expenses	(2)	(0.01)
Total Reported (GAAP basis)	(25)	(0.09)
Loss from sale of a renewable electric production project	3	0.01
Impairment loss related to investment in Stagecoach	27	0.08
HLBV effects of the Clean Energy Businesses	(42)	(0.13)
Net mark-to-market effects of the Clean Energy Businesses	18	0.06
Total Adjusted (non-GAAP basis)	$(19)	$(0.07)
a.Under the revenue decoupling mechanisms in the Utilities’ New York electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations.

Attachment C

Variation for the Six Months Ended June 30, 2021 vs. 2020
	Net Income for Common Stock (Net of Tax) (Millions of Dollars)	Earnings per Share
CECONY (a)
Higher gas rate base	$24	$0.07
Weather impact on steam revenues	15	0.05
Higher electric rate base	15	0.04
Deferral of increases to reserve for uncollectibles associated with the COVID-19 pandemic began in the third quarter of 2020	14	0.04
Timing of compensation cost	9	0.03
Lower incremental costs associated with the COVID-19 pandemic	7	0.02
Higher costs related to winter storms and heat events	(26)	(0.08)
Higher healthcare costs	(19)	(0.06)
Uncollected late payment charges and certain other fees associated with the COVID-19 pandemic	(11)	(0.03)
Dilutive effect of stock issuances	—	(0.05)
Other	7	0.02
Total CECONY	35	0.05
O&R (a)
Higher storm-related costs	(4)	(0.01)
Other	2	—
Total O&R	(2)	(0.01)
Clean Energy Businesses
Higher revenues	125	0.37
Net mark-to-market effects of the Clean Energy Businesses	95	0.28
HLBV effects	56	0.17
Gain on sale of a renewable electric project	4	0.01
Higher operations and maintenance expenses	(96)	(0.29)
Higher gas purchased for resale	(17)	(0.05)
Loss from sale of a renewable electric production project	(3)	(0.01)
Other	2	0.01
Total Clean Energy Businesses	166	0.49
Con Edison Transmission
Impairment losses on Stagecoach	(153)	(0.44)
Foregoing Allowance for Funds Used During Construction income starting in January 2021 until significant construction resumes on the Mountain Valley Pipeline	(21)	(0.06)
Other	4	0.01
Total Con Edison Transmission	(170)	(0.49)
Other, including parent company expenses
Impairment tax benefits on Stagecoach	6	0.01
Lower consolidated state income tax benefit	(12)	(0.04)
HLBV tax effects	(3)	—
Other	(1)	—
Total Other, including parent company expenses	(10)	(0.03)
Total Reported (GAAP basis)	19	0.01
Loss from sale of a renewable electric production project	3	0.01
Impairment losses related to investment in Stagecoach	147	0.43
HLBV effects of the Clean Energy Businesses	(53)	(0.17)
Net mark-to-market effects of the Clean Energy Businesses	(95)	(0.28)
Total Adjusted (non-GAAP basis)	$21	$—
a.Under the revenue decoupling mechanisms in the Utilities’ New York electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations.